UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2025

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Lincoln Rd,

Las Vegas, NV 89115

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2025, Richtech Robotics Inc. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”), with Rodman & Renshaw LLC (“Rodman”), which will serve as the lead agent and H.C. Wainwright & Co., LLC (“Wainwright”) (each of Rodman and Wainwright individually, an “Agent” and, collectively, the “Agents”), pursuant to which and the ATM Prospectus (as defined below), the Company may offer and sell, from time to time through or to Rodman or such other Agent selected by Rodman (the “Designated Agent”), as sales agent and/or principal, shares of the Company’s Class B common stock, $0.0001 par value per share (the “Common Stock”), having an aggregate offering price of up to $100 million (the “Shares”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related base prospectus (File No. 333-284779) initially filed by the Company with the Securities and Exchange Commission (the “SEC”), on February 7, 2025, as amended on April 18, 2025 and May 14, 2025, respectively, and declared effective by the SEC on May 15, 2025, and the related prospectus supplement filed by the Company with the SEC on August 28, 2025 (the “ATM Prospectus”).

Pursuant to the ATM Agreement, the Designated Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on or through the Nasdaq Capital Market, or any other existing trading market in the United States for Common Stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Designated Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. The Designated Agent is not required to sell any number or dollar amount of the Shares but will use commercially reasonable efforts consistent with the customary market practices for similar transactions and in compliance with applicable laws and regulations to sell the Shares pursuant to the ATM Agreement from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose. The Company is not obligated to make any sales of the Shares under the ATM Agreement. The offering of Shares pursuant to the ATM Agreement and the ATM Prospectus will terminate upon the earliest of (a) the sale of all of the Shares subject to the ATM Prospectus and (b) the termination of the ATM Agreement by the Company or each Agent (solely with respect to such terminating Agent), as permitted therein.

The Company will pay to Rodman a fixed cash commission rate equal to 3.0% of the gross sales price of any Common Stock sold under the ATM Agreement and has agreed to provide each Agent with customary indemnification and contribution rights. The Company will also reimburse Rodman for certain specified expenses in connection with entering into the ATM Agreement.

The ATM Agreement also provides that Rodman shall act as our exclusive and sole sales agent for each and every at-the-market program (or facility), current or subsequent, to be established and/or used by us during the twelve (12) month period commencing on May 16, 2025.

The ATM Agreement also contains customary representations and warranties and conditions to the sale of the Shares pursuant thereto.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 1.01. A copy of the opinion of Fennemore relating to the legality of the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported on Current Report on Form 8-K filed with the SEC on May 16, 2025, the Company had entered into an At The Market Offering Agreement with the Agents and BTIG, LLC (the “Prior ATM Agreement”). On August 28, 2025, the Company delivered a written notice to the Agents and BTIG, LLC to exercise its right to terminate the Prior ATM Agreement, which termination shall be effective on September 12, 2025, pursuant to the termination provisions of the Prior ATM Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
5.1	Opinion of Fennemore
10.1	At the Market Offering Agreement, dated August 28, 2025, by and among the Company and Rodman & Renshaw LLC and H.C. Wainwright & Co., LLC
23.1	Consent of Fennemore (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richtech Robotics Inc.

	By:	/s/ Zhenwu (Wayne) Huang
		Name:	Zhenwu (Wayne) Huang
		Title:	Chief Executive Officer and Director

Dated: August 28, 2025

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